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Exhibit 99.1

[EVANS & SUTHERLAND LOGO]

600 Komas Drive	NEWS RELEASE
Salt Lake City, UT 84108 USA	For Immediate Release

Evans & Sutherland Reports Fourth Quarter and Year-End Results

        SALT LAKE CITY, UTAH, March 18, 2004—Evans & Sutherland Computer Corporation (NASDAQ: ESCC) today reported financial results for the fourth quarter and year ended December 31, 2003.

        Sales for the 2003 fiscal year were $84.8 million, down 30.8% from sales of $122.6 million in 2002. Net loss for 2003 was $36.0 million, or $3.44 per share, compared to a net loss of $11.7 million, or $1.12 per share, in 2002. For the fourth quarter ended December 31, 2003, sales were $25.4 million, compared to sales of $29.2 million for the fourth quarter of 2002. Net profit for the fourth quarter of 2003 was $1.5 million, or $0.14 per share, compared to a net loss of $6.0 million, or $0.58 per share, in 2002.

Comments from James R. Oyler, President and Chief Executive Officer

        "The fourth quarter was profitable, as we had previously forecast. We have been expecting for some time that 2003 would be a transition year for the company, leading to a return to profitability. This transition has occurred in a difficult market environment and has required numerous changes in the company.

        "During the year we reduced the size of the company twice, and also wrote down inventory held for older products when customer demand for those products declined. We also incurred further costs to complete a number of older military contracts. All of these factors contributed to a sizeable loss in the first three quarters.

        "After the end of the calendar year, we discovered that errors had been made in revenue, cost, and profit recognition in our UK subsidiary during the first three quarters. The errors arose from incorrect estimates of percentage completion on contracts in that unit. Correcting the completion status of the UK contracts resulted in a restatement of our unaudited results for the first three quarters, with a cumulative reduction of $8.9 million of revenue and $5.7 million of earnings for those quarters. Based on the revised completion estimates we have made, most of this revenue, cost, and gross margin will now be recognized in 2004. Additional details are included in the company's SEC Form 10K filed concurrently with this release.

        "We are implementing control systems and procedures in our UK unit to prevent such estimating errors in the future. Similar control systems and procedures were installed for US operations in 2003 and have proven effective, and we are confident that all operations will now have adequate controls to prevent a recurrence in the future.

        "As we enter 2004, we believe both our products and our internal systems are now operating successfully. In addition to the new products introduced in 2003, we plan important additional product introductions in 2004. Both our cash position and our backlog increased during 2003, and we anticipate modest market improvement in the current year. Based on the pattern of our backlog and orders, we expect a loss in Q1 but a profit for the full year."

About Evans & Sutherland

        Evans & Sutherland produces professional hardware and software to create highly realistic visual images for simulation, training, engineering, and other applications throughout the world. E&S visual systems are used in both military and commercial systems, as well as planetariums and interactive theaters. Visit the E&S Web site at http://www.es.com.

        Statements in this press release which are not historical, including statements regarding E&S's or management's intentions, hopes, beliefs, expectations, representations, projections, plans, or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements that systems to prevent estimating errors in the US have been successful and that these systems will be installed in the UK in 2004, that we are confident that all operations will now have adequate controls to prevent such errors in the future, that we believe both products and internal systems are operating successfully, that we plan important product introductions in 2004, that the company anticipates market improvement for the current year, a loss in Q1, but a profit for the full year 2004. It is important to note that E&S's actual results could differ materially from those in any such forward-looking statements. Various factors could cause actual results to differ materially, such as the risk factors listed from time to time in E&S's SEC reports.

E&S is a registered trademark of Evans & Sutherland Computer Corporation.

###

Contacts:
Contact:
Thomas Atchison
Chief Financial Officer
Evans & Sutherland
600 Komas Drive, Salt Lake City, UT 84108
801-588-1125
tatchiso@es.com

Media
Joan Mitchell
Public Relations Manager
801-588-1453
jmitchel@es.com

SUMMARY STATEMENTS OF CONSOLIDATED OPERATIONS
(In thousands, except per share data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Sales	$25,424	$29,202	$84,776	$122,578
Cost of sales	14,958	17,721	53,252	78,052
Inventory impairment		1,392	14,566	1,392

Gross profit	10,466	10,089	16,958	43,134

Expenses:
Selling, general and administrative	6,369	7,212	27,039	27,131
Research and development	3,930	6,391	21,730	25,970
Restructuring charge	(498)	2,571	3,416	4,492
Impairment loss	—	311	1,151	311

Operating expenses	9,801	16,485	53,336	57,904

Gain on sale of assets held for sale	—	1,212	1,406	1,212
Gain on curtailment of pension plan	—	—	—	3,575
Gain on sale of business unit	—	—	—	253

Operating profit (loss)	665	(5,184)	(34,972)	(9,730)
Other expense, net	153	(795)	(1,987)	(2,454)

Income (loss) before income taxes	818	(5,979)	(36,959)	(12,184)
Income tax expense (benefit)	(634)	70	(971)	(463)

Net income (loss)	$1,452	$(6,049)	$(35,988)	$(11,721)

Basic and diluted net income (loss) per share	$0.14	$(0.58)	$(3.44)	$(1.12)

Number of shares used in net income (loss) per share calculation	10,481	10,444	10,471	10,422

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	Dec. 31, 2003	Dec. 31, 2002
Assets
Cash and cash equivalents	$10,479	$10,335
Receivables, billed and unbilled	33,220	44,564
Inventories	15,973	31,373
Other assets	9,595	13,017
Net property, plant and equipment	24,115	28,287

Total assets	$93,382	$127,576

Liabilities and Stockholders' Equity
Accounts payable and accruals	$20,972	$22,764
Other liabilities	56,844	51,449
Stockholders' equity	15,566	53,363

Total liabilities and stockholders' equity	$93,382	$127,576

BACKLOG
(In thousands)
Unaudited

Dec. 31, 2003	Dec. 31, 2002
$64,684	$59,672

SUMMARY RESTATEMENT OF FIRST THREE QUARTERS 2003
(In thousands, except per share data)
Unaudited

	Three Months Ended		Three Months Ended		Three Months Ended
	Mar. 28,	Mar. 28,	June 27,	June 27,	Sep. 26,	Sep. 26,
	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previously Reported
Sales	$22,578	$22,693	$16,010	$22,196	$20,765	$23,410
Cost of sales	14,998	13,870	9,924	13,558	13,372	14,134
Inventory impairment	14,566	14,566	—	—	—	—

Gross profit	(6,986)	(5,743)	6,086	8,638	7,393	9,276

Expenses:
Selling, general and administrative	7,257	7,257	6,906	6,906	6,507	6,507
Research and development	7,030	7,030	5,093	5,093	5,677	5,677
Restructuring charge	1,279	1,279	—	—	2,635	2,635
Impairment loss	1,151	1,151	—	—	—	—

Operating expenses	16,717	16,717	11,999	11,999	14,819	14,819

Gain on sale of assets held for sale	—	—	1,406	1,406	—	—

Operating loss	(23,703)	(22,460)	(4,507)	(1,955)	(7,426)	(5,543)
Other expense, net	(840)	(840)	(498)	(498)	(802)	(802)

Loss before income taxes	(24,543)	(23,300)	(5,005)	(2,453)	(8,228)	(6,345)
Income tax expense (benefit)	(268)	(268)	119	119	(188)	(188)

Net loss	$(24,275)	$(23,032)	$(5,124)	$(2,572)	$(8,040)	$(6,157)

Basic and diluted net loss per share	$(2.32)	$(2.20)	$(0.49)	$(0.25)	$(0.77)	$(0.59)

Number of shares used in net loss per share calculation	10,459	10,459	10,469	10,469	10,476	10,476

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	Mar. 28, 2003	Mar. 28, 2003	June 27, 2003	June 27, 2003	Sep. 26, 2003	Sep. 26, 2003
	Restated	As Previously Reported	Restated	As Previously Reported	Restated	As Previosly Reported
Assets
Cash and cash equivalents	$11,682	$11,682	$10,479	$10,479	$10,933	$10,933
Receivables, billed and unbilled	42,195	40,850	35,026	33,681	28,992	33,835
Inventories	18,004	18,004	18,657	18,657	17,825	17,825
Other assets	12,464	12,464	8,738	8,738	8,988	8,988
Net property, plant and equipment	26,084	26,084	25,199	25,199	24,241	24,241

Total assets	$110,429	$109,084	$98,099	$96,754	$90,979	$95,822

Liabilities and Stockholders' Equity
Accounts payable and accruals	$24,474	$24,474	$21,539	$21,539	$23,498	$23,498
Other liabilities	56,788	54,200	52,405	47,265	51,097	50,262
Stockholders' equity	29,167	30,410	24,155	27,950	16,384	22,062

Total liabilities and stockholders' equity	$110,429	$109,084	$98,099	$96,754	$90,979	$95,822

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